================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 10, 1998


                           KILROY REALTY CORPORATION
             (Exact name of registrant as specified in its charter)


         Maryland                      Commission File Number: 1-12675            95-4598246
 (State or other jurisdiction                                                  (I.R.S. Employer
 of incorporation or organization)                                            Identification No.)

      2250 East Imperial Highway, Suite 1200, El Segundo, California 90245
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (310) 563-5500

================================================================================

ITEM 5. OTHER EVENTS

  On April 10, 1998, the Company acquired seven office buildings totaling 411,402 rentable square feet on 29 acres of land in San Diego, California. The property acquisition was not individually a significant acquisition at the time of acquisition or at the date of this filing pursuant to the rules governing the reporting of transactions on Form 8-K. However, since during 1998 the Company consummated a series of transactions to acquire 34 operating buildings in 14 separate transactions for a total purchase price of $174.6 million which in aggregate were significant pursuant to Rule 3-14 of Regulation S-X under the Securities Exchange Act of 1934, the Company is hereby filing the financial information indicated under Rule 3-14 and Article 11 and of Regulation S-X under the Securities Exchange Act of 1934 for this acquisition.

  The seven office buildings acquired on April 10, 1998 are 87% leased at the date of this filing at an average annual rental rate of $10.70 per square foot. The properties were purchased from LMP Properties, Ltd., an unaffiliated entity, for approximately $54.6 million in cash based on arms length negotiations. The acquisition was financed with borrowings on the Company's unsecured revolving credit facility.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Properties Acquired.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Kilroy Realty Corporation:

  We have audited the accompanying combined historical summary of certain revenues and certain expenses (the "Historical Summary") of the April 1998 Acquisition (as described in Note 1) for the year ended December 31, 1997. This Historical Summary is the responsibility of the April 1998 Acquisition's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K of Kilroy Realty Corporation as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the April 1998 Acquisition revenues and expenses.

  In our opinion, such Historical Summary presents fairly, in all material respects, the combined certain revenues and certain expenses described in Note 1 to the Historical Summary of the April 1998 Acquisition for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


/s/  Deloitte & Touche LLP
Los Angeles, California
June 12, 1998

                             APRIL 1998 ACQUISITION

      COMBINED HISTORICAL SUMMARY OF CERTAIN REVENUES AND CERTAIN EXPENSES

                          YEAR ENDED DECEMBER 31, 1997
                                 (In thousands)

CERTAIN REVENUES:
  Rental revenues (Note 2)  ..............................................    $4,905
                                                                              ------
CERTAIN EXPENSES:
  Property expenses  .....................................................       550
  Real estate taxes  .....................................................       382
                                                                              ------
     Total certain expenses  .............................................       932
                                                                              ------

CERTAIN REVENUES IN EXCESS OF CERTAIN EXPENSES  ..........................    $3,973
                                                                              ======

    See notes to combined historical summary of certain revenues and certain expenses.

                             APRIL 1998 ACQUISITION

            NOTES TO COMBINED HISTORICAL SUMMARY OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

                          YEAR ENDED DECEMBER 31, 1997

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The combined historical summary of certain revenues and certain expenses relates to the operations of the following properties which were acquired on April 10, 1998 by Kilroy Realty Corporation (the "Company") from an unaffiliated party in a single transaction (the "April 1998 Acquisition"). The properties were purchased for approximately $54.6 million, and the transaction was financed using borrowings on the Company's unsecured revolving credit facility. Each property is located in San Diego, California.


                               Property Address
                               ----------------
                          10398 Pacific Center Court
                          10394 Pacific Center Court
                          10455 Pacific Center Court
                          10445 Pacific Center Court
                          10421 Pacific Center Court
                              10350 Barnes Canyon
                              10120 Pacific Heights

  Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying historical summary of certain revenues and certain expenses is not representative of the actual operations for the year presented as certain revenues and expenses which may not be comparable to the revenues and expenses expected to be incurred by the Company in the proposed future operations of the properties have been excluded. Revenues and expenses excluded consist of other income, interest, depreciation and amortization and professional fees not directly related to the future operations of the properties.

 Revenue Recognition

  All tenant leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the respective leases.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.


2. OPERATING LEASES

  The properties are leased to tenants under operating leases with expiration dates extending to the year 2008. The leases at these buildings are written on a triple net or modified gross basis, with the tenants responsible for their pro rata share of common area expenses and real estate taxes. Future minimum rentals under noncancelable operating leases, excluding tenant reimbursements of operating expenses, as of December 31, 1997 are as follows:

Year Ending
December 31,                      (In Thousands)
    1998  .....................       $ 4,406
    1999  .....................         4,042
    2000  .....................         3,809
    2001  .....................         3,872
    2002  .....................         4,010
    Thereafter  ...............        13,368
                                      -------
       Total  .................       $33,507
                                      =======

(b) Pro forma financial information.

                           KILROY REALTY CORPORATION

                        PRO FORMA FINANCIAL INFORMATION

  In a single transaction on April 10, 1998, the Company acquired seven office building on 29 acres of land ("April 1998 Acquisition") for an aggregate purchase price of $54.6 million which was financed with borrowings under the Company's revolving unsecured line of credit. The unaudited pro forma condensed consolidated balance sheet at December 31, 1997 is presented as if the April 1998 Acquisition and the related borrowing of $54.6 million under the revolving unsecured line of credit had occurred on January 1, 1997. Such pro forma information is based upon the balance sheet of the Company at December 31, 1997. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997 was prepared as if the April 1998 Acquisition had occurred on January 1, 1997.


  During the year ended December 31, 1998, the Company consummated a series of transactions to acquire 34 operating buildings in 14 separate transactions (the "1998 Acquisitions"), for an aggregate purchase price of $174.6 million. The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1998 was prepared as if the 1998 Acquisitions had occurred on January 1, 1998.

  These statements should be read in conjunction with the respective consolidated financial statements and notes thereto included in the Company's Annual Reports on Form 10-K for the years ended December 31, 1998 and 1997. In the opinion of management, the unaudited, pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of these transactions.

  These pro forma statements may not necessarily be indicative of the results that would have actually occurred if the acquisitions had occurred on the dates indicated, nor does it purport to present the financial position, results of operations or cash flows for future periods.

                           KILROY REALTY CORPORATION

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997
                       (Unaudited, Dollars in thousands)

                                                                                                                      Kilroy Realty
                                                                                     Kilroy Realty        April        Corporation
                                                                                      Corporation         1998          Pro Forma
                                                                                       Historical      Acquisition    Consolidated
                                                                                     ---------------  -------------   -------------
                                      ASSETS

Investment in real estate, net  .................................................    $      712,910   $  54,613 (A)   $    767,523
Cash and cash equivalents  ......................................................             8,929         203 (B)          9,132
Restricted cash  ................................................................             5,680                          5,680
Tenant receivables, net  ........................................................             7,367                          7,367
Investment in subsidiary  .......................................................               123                            123
Escrow deposits  ................................................................             5,114                          5,114
Deferred charges and other assets, net  .........................................            17,531                         17,531
                                                                                     ---------------  ------------    -------------
           Total  ...............................................................    $      757,654   $     54,816    $    812,470
                                                                                     ===============  ============    =============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Mortgage debt...................................................................   $      131,363                   $     131,363
  Line of credit..................................................................          142,000      54,613 (A)         196,613
  Accounts payable and accrued expenses...........................................            9,711                           9,711
  Accrued distributions...........................................................           10,804                          10,804
  Rent received in advance and tenant security deposits...........................           11,441         203 (B)          11,644
                                                                                     ---------------   ------------   --------------
           Total liabilities......................................................          305,319         54,816          360,135
                                                                                     ---------------   ------------   --------------
Minority interests................................................................           55,185                          55,185
                                                                                     ---------------                  --------------
Stockholders' equity:
  Common stock....................................................................              245                             245
  Additional paid-in capital......................................................          403,163                         403,163
  Distributions in excess of earnings.............................................           (6,258)                         (6,258)
                                                                                     ---------------                  --------------
           Total stockholders' equity.............................................          397,150                         397,150
                                                                                     ---------------  -------------   --------------
           Total..................................................................   $      757,654   $     54,816    $     812,470
                                                                                     ===============  =============   ==============

 See notes to unaudited pro forma condensed consolidated financial statements.

                           KILROY REALTY CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
              (Unaudited, dollars in thousands, except share data)


                                                                                  Kilroy
                                                                    Kilroy        Realty
                                                                    Group       Corporation
                                                                  January 1,    February 1,
                                                                   1997 to        1997 to
                                                                 January 31,   December 31,     April                   Company Pro
                                                                     1997           1997         1998        Pro Forma     Forma
                                                                  Historical     Historical   Acquisition   Adjustments Consolidated
                                                                 ------------   ------------  -----------  ------------ ------------
REVENUES:
Rental income...............................................          $2,760     $    56,069       $4,905                 $  63,734
Tenant reimbursements.......................................             275           5,600                                  5,875
Development and management fees.............................              14                                                     14
Interest income.............................................                           3,571                                  3,571
Other income................................................               4             889                                    893
                                                                 ------------   ------------  -----------  ------------  -----------
Total revenues..............................................           3,053          66,129        4,905                    74,087
                                                                 ------------   ------------  -----------  ------------  -----------
EXPENSES:
Property expenses...........................................             579           8,770          550                     9,899
Real estate taxes...........................................             106           3,048          382  $   164    (C)     3,700
General and administrative expenses.........................              78           4,949                                  5,027
Ground leases...............................................              64             938                                  1,002
Development and management expenses.........................              46                                                     46
Interest expense............................................           1,895           9,738                 4,096    (D)    15,729
Depreciation and amortization...............................             787          13,236                 1,132    (E)    15,155
                                                                 ------------   ------------  -----------  ------------  -----------
Total expenses..............................................           3,555          40,679          932    5,392           50,558
                                                                 ------------   ------------  -----------  ------------  -----------
(Loss) income from operations before equity in income
 of unconsolidated subsidiary, minority interest and
 extraordinary gains........................................            (502)         25,450        3,973   (5,392)          23,529
Equity in income of unconsolidated subsidiary...............                              23                                     23
Minority interests..........................................                          (3,413)                  173    (F)    (3,240)
                                                                 ------------   ------------  -----------  ------------  -----------
Net income (loss) from continuing operations................          $ (502)    $    22,060       $3,973  $(5,219)      $   20,312
                                                                 ============   ============  ===========  ============  ===========
Weighted average shares outstanding--basic..................                      18,445,149                             18,445,149
                                                                                ============                             ===========
Weighted average shares outstanding--diluted................                      18,539,299                             18,539,299
                                                                                ============                             ===========
Pro forma net income from continuing operations per common..                           $1.20                                  $1.10
 share--basic...............................................                    ============                             ===========
Pro forma net income from continuing operations per common..                           $1.19                                  $1.10
 share--diluted.............................................                    ============                             ===========

 See notes to unaudited pro forma condensed consolidated financial statements.

                           KILROY REALTY CORPORATION

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                       (Unaudited, dollars in thousands)


PRO FORMA ADJUSTMENTS

(A) Reflects the purchase price and closing costs of the April 1998 Acquisition, which was acquired from LMP Properties Ltd. The April 1998 Acquisition was accounted for as a purchase transaction. The acquisition was financed with borrowings on the Company's unsecured line of credit. The cost of the acquisition is allocated as follows:

           Land  ...................................................     $14,979
           Buildings  ..............................................      39,634
                                                                         -------
                                                                         $54,613
                                                                         =======

(B)  Represents tenant security deposits received.

(C) Represents incremental property taxes on the April 1998 Acquisition due to the change of ownership.

(D) Represents the incremental interest expense associated with the increased borrowings outstanding on the line of credit based on the line of credit average interest rate of 7.5% for the year ended December 31, 1997.

(E) Represents depreciation expense calculated based on the cost allocated to buildings of the April 1998 Acquisition depreciated on the straight-line method over a 35 year life.

(F) Adjustment to reflect the 12.2% minority interest in the Operating Partnership owned by the holders of common limited partnership units in the Operating Partnership.

                           KILROY REALTY CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998
              (Unaudited, dollars in thousands, except share data)

                                                                        Kilroy
                                                                        Realty       Pre-Acquisition
                                                                      Corporation      Period for                         Company
                                                                     Consolidated       the 1998         Pro Forma       Pro Forma
                                                                      Historical      Acquisitions      Adjustments    Consolidated
                                                                     ------------    ----------------   -----------    ------------
REVENUES:
Rental income  ...................................................    $   117,338          $3,276                      $   120,614
Tenant reimbursements  ...........................................         14,152              26                           14,178
Interest income  .................................................          2,334                                            2,334
Other income  ....................................................          2,460                                            2,460
                                                                      -----------          ------                      -----------
Total revenues  ..................................................        136,284           3,302                          139,586
                                                                      -----------          ------                      -----------
EXPENSES:
Property expenses  ...............................................         19,281             404                           19,685
Real estate taxes  ...............................................          9,579             119         $    54 (A)        9,752
General and administrative expenses  .............................          7,739                                            7,739
Ground leases  ...................................................          1,223               2                            1,225
Provision for potentially unrecoverable pre-development costs  ...          1,700                                            1,700
Interest expense  ................................................         20,568                           2,160 (B)       22,728
Depreciation and amortization  ...................................         26,200                             504 (C)       26,704
                                                                      -----------          ------         -------      -----------
Total expenses  ..................................................         86,290             525           2,718           89,533
                                                                      -----------          ------         -------      -----------
Income (loss) from operations before equity in income
 of unconsolidated subsidiary, minority interest and extraordinary
 gains  ..........................................................         49,994           2,777          (2,718)         50,053
                                                                      -----------          ------         -------     -----------
Equity in income of unconsolidated subsidiary  ...................              5                                               5
                                                                      -----------                                     -----------
Minority interests:
 Distributions on Cumulative Redeemable Preferred Units...........         (5,556)                                         (5,556)
 Minority interest in earnings....................................         (5,621)                           (251)(D)      (5,872)
                                                                      -----------                         -------     -----------
Total minority interests..........................................        (11,177)                           (251)        (11,428)
                                                                      -----------          ------         -------     -----------
Net income (loss)  ...............................................    $    38,822          $2,777         $(2,969)    $    38,630
                                                                      ===========          ======         =======     ===========
Weighted average shares outstanding--basic  ......................     26,989,422                                      26,989,422
                                                                       ==========                                     ===========
Weighted average shares outstanding--diluted  ....................     27,059,988                                      27,059,988
                                                                       ==========                                     ===========
Pro forma net income per common share--basic  ....................          $1.44                                           $1.43
                                                                      ===========                                     ===========
Pro forma net income per common share--diluted  ..................          $1.43                                           $1.43
                                                                      ===========                                     ===========

PRO FORMA ADJUSTMENTS

(A) Represents incremental property taxes on the 1998 Acquisitions due to the change of ownership.

(B) Represents the incremental interest expense associated with the increased borrowings outstanding on the line of credit based on the line of credit weighted average interest rate of 6.9% for the year ended December 31, 1998.

(C) Represents adjustment to reflect 12 months of depreciation expense calculated based on the cost allocated to buildings of $181,474 of the 1998 Acquisitions depreciated on the straight-line method over a 35 year life.

(D) Adjustment to reflect the 13.2% minority interest in the Operating Partnership owned by the holders of units in the Operating Partnership.

(c) Exhibits.

Exhibit
 Number            Description
-------            -----------

 *23.1     Consent of Deloitte & Touche LLP
--------
 *Filed herewith.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  KILROY REALTY CORPORATION



                                  By:  /s/   Ann Marie Whitney
                                      -----------------------------
                                            Ann Marie Whitney
                                      Vice-President and Controller

Date: July 9, 1999


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